Exhibit 99.1

Overseas Shipholding Group

Announces Off-Market Warrant Repurchase

Tampa, FL –September 15, 2023 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”) today announced that it has agreed to purchase 13,851,382 warrants for the Company’s common stock from entities managed by Cyrus Capital Partners, L.P. (“Cyrus”) for a total consideration of $11,384,451 in a privately negotiated transaction. The warrants purchased were convertible into 2,631,763 shares of OSG’s Class A common stock. The purchase is expected to be completed on Monday, September 18, and the purchase price will be paid out of OSG’s available cash. The warrants sold in this transaction represent all of the warrants held by Cyrus.

Sam Norton, OSG’s President and CEO, stated, “The agreement to purchase nearly 75% of OSG’s outstanding warrants is a welcome development. Retiring these warrants will simplify our capital structure and will reduce our fully diluted share count, with the benefit accruing to all shareholders. As well, the purchase of warrants does not impact the number of our outstanding shares, thus maintaining market liquidity. We view the price paid for the warrants to be attractive and, as with the case of other recently transacted share repurchases, has been done at an equivalent enterprise value to projected 2023 adjusted EBITDA multiple of less than four times.”

Mr. Norton added, “The recent success of our operations and the duration of our current book of charter contracts continues to give OSG the appropriate level of visibility to reasonably expect a steady stream of cash flows from both our specialized and conventional trading businesses for the foreseeable future. The purchase of shares and warrants at attractive prices is one of several options for utilizing excess cash that our Board of Directors continuously reviews, and we look forward to reporting on cash deployment opportunities in the quarters ahead.”

About Overseas Shipholding Group, Inc

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded company providing liquid bulk transportation services in the energy industry for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator in the Jones Act industry and in the Tanker Security Program. OSG’s U.S. Flag fleet consists of Suezmax crude oil tankers doing business in Alaska, conventional and lightering ATBs, shuttle and conventional MR tankers, and non-Jones Act MR tankers that participate in the U.S. Tanker Security Program and for the Military Sealift Command.

OSG is committed to setting high standards of excellence for its quality, safety, and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts should be considered forward-looking statements, including but not limited to words such as “may”, “will”, “intends”, “plans”, “expects” and similar expressions. Such forward-looking statements represent the Company’s reasonable expectations with respect to future events or circumstances based on various factors and are subject to various risks, uncertainties, and assumptions relating to the Company’s operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Undue reliance should not be placed on any forward-looking statements and, when reviewing any forward-looking statements, investors should carefully consider factors including, but not limited to, those risk factors discussed in the Company’s Annual Report on Form 10-K and in the Company’s subsequently filed Quarterly Reports on Form 10-Q filed with the SEC. The Company assumes no obligation to update or revise any forward-looking statements except as may be required by law. Forward-looking statements in this press release and written and oral forward-looking statements attributable to the Company or its representatives after the date of this press release are qualified in their entirety by the cautionary statement contained in this paragraph and in other reports hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com

Source: Overseas Shipholding Group, Inc.